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                                                                     EXHIBIT 1.1

                                 CIT GROUP INC.

                    COMMON STOCK, PAR VALUE $0.01 PER SHARE

                            ------------------------

                             UNDERWRITING AGREEMENT

                                                          , 2002

Goldman, Sachs & Co.
Lehman Brothers Inc.
  As representatives of the several Underwriters named in Schedule I hereto

c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019, and

Goldman, Sachs & Co., as Independent Underwriter
85 Broad Street
New York, New York 10004

Ladies and Gentlemen:

    CIT Group Inc., is presently organized as a Nevada corporation ("CIT GROUP (NEVADA)"), and is a direct, wholly-owned subsidiary of Tyco Capital
Holding, Inc., a Nevada corporation ("TCH"). TCH is a direct, wholly-owned subsidiary of Tyco Capital Ltd., a Bermuda company (the "SELLING STOCKHOLDER"), which is an indirect, wholly-owned subsidiary of Tyco International Ltd., a Bermuda company ("TYCO INTERNATIONAL"). Prior to the First Time of Delivery (as defined below), Tyco will effectuate a restructuring (the "RESTRUCTURING") whereby CIT Group (Nevada) will merge with and into TCH, and that combined entity will further merge with and into CIT Group Inc. (Del), a Delaware corporation and a direct, wholly-owned subsidiary of TCH (the "COMPANY"), which will then be renamed CIT Group Inc.

    The Selling Stockholder, proposes, subject to the terms and conditions stated herein, to sell to the Underwriters named in Schedule I hereto (the "UNDERWRITERS") an aggregate of 200,000,000 shares (the "FIRM SHARES") of the Common Stock, par value $0.01 per share ("STOCK") of the Company. The Company proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters, at the election of the Underwriters, up to an aggregate of 20,000,000 additional shares of Stock (the "OPTIONAL SHARES") to cover over-allotments, if any. The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the "SHARES". Goldman, Sachs & Co. and Lehman Brothers Inc. are collectively referred to herein as the "REPRESENTATIVES".

    The Company and the Underwriters, in accordance with the requirements of
Rule 2720 ("RULE 2720") of the National Association of Securities Dealers, Inc. (the "NASD") and subject to the terms and conditions stated herein, also hereby confirm the engagement of the services of Goldman, Sachs & Co. (the "INDEPENDENT UNDERWRITER") as a "qualified independent underwriter" within the meaning of paragraph (b)(15) of Rule 2720 in connection with the offering and sale of the Shares.
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    1. (a)  The Company represents and warrants to, and agrees with, each of the
Underwriters, the Independent Underwriter and the Selling Stockholder that:

           (i) A registration statement on Form S-1 (File No. 333-86910) (the "INITIAL REGISTRATION STATEMENT") in respect of the Shares has been filed with the Securities and Exchange Commission (the "COMMISSION"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "RULE 462(B) REGISTRATION STATEMENT"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "ACT"), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and the Company has not received any notice that any stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a "PRELIMINARY PROSPECTUS"; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with
       Section 6(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "REGISTRATION STATEMENT"; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "PROSPECTUS");

           (ii) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with
       (x) information furnished to the Company or Tyco by an Underwriter through the Representatives expressly for use therein (the "UNDERWRITERS INFORMATION") or (y) information furnished by the Selling Stockholder expressly for use therein (the "SELLING STOCKHOLDER INFORMATION");

           (iii) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with (x) the Underwriters Information or (y) the Selling Stockholder Information;

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           (iv)  The Shares to be issued and sold by the Company to the
       Underwriters hereunder have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable, and all of the Shares to be sold to the Underwriters hereunder will conform to the description of the Stock contained in the Prospectus;

           (v) Other than as set forth or contemplated in the Prospectus, no person has the right to require the Company to register any securities for offering and sale under the Act by reason of the filing of the Registration Statement with the Commission or the issue and sale of the Shares; and

           (vi) The Company is not and, after giving effect to the offering and sale of the Shares, will not be subject to registration as an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT").

        (b) The Company and CIT Group (Nevada) represent and warrant to, and agree with, each of the Underwriters, the Independent Underwriter and the Selling Stockholder that:

           (i) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with (x) the Underwriters Information or (y) the Selling Stockholder Information;

           (ii) Other than as set forth or contemplated in the Prospectus, neither the Company, CIT Group (Nevada), nor any of their respective subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree that would have resulted in a material adverse change or any development involving a prospective material adverse change, in the financial position, shareholders' equity or results of operations of the Company and its subsidiaries taken as a whole or CIT Group (Nevada) and its subsidiaries taken as a whole (a "CIT MATERIAL ADVERSE EFFECT") and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock (other than as a result of the Restructuring) or long-term debt of the Company, CIT Group (Nevada) or any of their respective subsidiaries or any CIT Material Adverse Effect, otherwise than as set forth or contemplated in the Prospectus;

           (iii) Each of the Company and CIT Group (Nevada) has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where any such failure to be so qualified or in good standing would not result in a CIT Material Adverse Effect; and each subsidiary of the Company or CIT Group (Nevada) has been duly organized and is validly existing and in good standing

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       under the laws of its jurisdiction of organization in each case, except where any such failure to be so qualified or in good standing would not result in a CIT Material Adverse Effect;

           (iv) The Company, CIT Group (Nevada) and their respective subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except for liens, encumbrances and defects (x) described in the Prospectus, or (y) as would not result in a CIT Material Adverse Effect; and any real property and buildings held under lease by the Company, CIT Group (Nevada) and their respective subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company, CIT Group (Nevada) and their respective subsidiaries or as would not result in a CIT Material Adverse Effect;

           (v) The Company has an authorized capitalization as set forth in the Prospectus, and, upon completion of the Restructuring, all of the issued shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholder hereunder), will be duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the Stock contained in the Prospectus; and all of the issued shares of capital stock of CIT Group (Nevada) and each "significant subsidiary" (as such term is defined in Rule 1-02(w) of Regulation S-X of the Securities Exchange Act of 1934, as amended) of the Company and CIT Group (Nevada) have been duly and validly authorized and issued, are fully paid and non-assessable and (except for any directors' qualifying shares) are owned directly or indirectly by the Company or CIT Group (Nevada), as the case may be, free and clear of all liens, encumbrances, equities or claims; the holders of issued and outstanding capital shares of the Company are not entitled to preemptive or other rights to acquire the Shares; there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, Stock or any other class of capital shares of the Company (except as set forth in the Prospectus under "Management--Treatment of Tyco Options and Tyco Restricted Shares Held by CIT Employees," "Management--Long-Term Equity Compensation Plan," "Management--Retention Agreements," "Management--Employee Stock Purchase Plan," "Principal and Selling Stockholders," "Description of Capital Stock" and "Shares Eligible for Future Sale");

           (vi) Each of the Company and CIT Group (Nevada) has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to effect the Restructuring;

           (vii) The issue and sale of the Shares to be sold by the Company hereunder, the sale of the Shares to be sold by the Selling Stockholder hereunder and the compliance by the Company and CIT Group (Nevada) with all of the provisions of this Agreement and the consummation of the Restructuring and the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, CIT Group (Nevada) or any of their respective subsidiaries is a party or by which the Company, CIT Group (Nevada) or any of their respective subsidiaries is bound or to which any of the property or assets of the Company, CIT Group (Nevada) or any of their respective subsidiaries is subject, except for such conflicts, breaches, violations or defaults as would not result in a CIT Material Adverse Effect, nor will such action result in (y) any violation of the provisions of the Company's Certificate of Incorporation, CIT Group (Nevada)'s Articles of Incorporation or the By-laws of the Company or CIT Group (Nevada) or
       (z) any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company,

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       CIT Group (Nevada) or any of their respective subsidiaries or any of their properties, except for such violations as would not result in a CIT Material Adverse Effect; and no consents, approvals, authorizations, orders, registrations, clearances or qualifications (hereinafter referred to as "GOVERNMENTAL AUTHORIZATIONS") of or with any court or governmental agency or body or any stock exchange authorities (each hereinafter referred to as a "GOVERNMENTAL AGENCY") having jurisdiction over the Company, CIT Group (Nevada) or any of their respective subsidiaries or any of their properties are required for the consummation of the Restructuring or the execution and delivery of this Agreement, the issue and sale of the Shares or the consummation by the Company and the Selling Stockholder of the transactions contemplated by this Agreement, except the registration under the Act of the Shares, the filing of merger agreements to effect the Restructuring and such consents, approvals, authorizations, registrations or qualifications as may be required by the New York Stock Exchange, by the NASD or by state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

           (viii) The Restructuring has been duly authorized, and this Agreement has been duly authorized, executed and delivered, by each of the Company and CIT Group (Nevada);

           (ix) Neither the Company, CIT Group (Nevada) nor any of their respective subsidiaries is (y) in violation of its Certificate (or Articles) of Incorporation or By-laws or (z) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for such violations or defaults as would not, individually or in the aggregate, result in a CIT Material Adverse Effect;

           (x) The statements set forth in the Prospectus under the caption "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Stock, and under the captions "Material United States Federal Tax Consequences for Non-United States Stockholders", "Relationship with Tyco After the Offering and Related Party Transactions", "Principal and Selling Stockholders" and "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, are in each such case fair and accurate summaries or descriptions, as the case may be, in all material respects;

           (xi) Other than as set forth or contemplated in the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Company or CIT Group (Nevada), threatened against or affecting the Company, CIT Group (Nevada) or any of their respective subsidiaries or any of their respective properties or to which the Company, CIT Group (Nevada) or any of their respective subsidiaries is or may be a party or to which any property of the Company, CIT Group (Nevada) or any of their respective subsidiaries is or may be the subject which would individually or in the aggregate reasonably be expected to result in a CIT Material Adverse Effect, and, to the Company's or CIT Group (Nevada)'s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

           (xii) The Company, CIT Group (Nevada) and each of their respective subsidiaries owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary

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       to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof except where the failure to own, possess or obtain any such license, permit, certificate, consent, order, approval or other authorization would not result in a CIT Material Adverse Effect, and neither the Company, CIT Group (Nevada) nor any of their respective subsidiaries has received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization except where such revocation or modification would not result in a CIT Material Adverse Effect; and the Company, CIT Group (Nevada) and each of their respective subsidiaries is in compliance in all respects with all laws and regulations relating to the conduct of its business as conducted as of the date hereof except where the failure to be in compliance would not result in a CIT Material Adverse Effect;

           (xiii) The Company, CIT Group (Nevada) and their respective subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither the Company, CIT Group (Nevada) nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a CIT Material Adverse Effect;

           (xiv) The Company, CIT Group (Nevada) and each of their respective subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations;
       (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP (as defined below) and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

           (xv) The Company, CIT Group (Nevada) and their respective subsidiaries own or possess, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names necessary to carry on the business now operated by them except where the failure to own or possess such rights, singly or in the aggregate, would not reasonably be expected to result in a CIT Material Adverse Effect; and neither the Company, CIT Group (Nevada) nor any of their respective subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate would reasonably be expected to result in a CIT Material Adverse Effect;

           (xvi) No relationship, direct or indirect, exists between or among the Company, CIT Group (Nevada) or any of their respective subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, CIT Group (Nevada) or any of their respective subsidiaries on the other hand, which is required by the Act to be described in the Registration Statement and the Prospectus which is not so described;

           (xvii) Neither the Company nor CIT Group (Nevada) has taken or will take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

           (xviii) The financial statements (including the related notes and supporting schedules) included in the Registration Statement and the Prospectus present fairly in all material

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       respects (A) the consolidated financial condition and results of operations and cash flows of the Company, CIT Group (Nevada), TCH and their respective subsidiaries purported to be shown thereby, at the dates and for the periods indicated, and (B) the unconsolidated financial condition of the Company purported to be shown thereby at the dates indicated. Such financial statements have been prepared in conformity with United States generally accepted accounting principles ("U.S. GAAP") applied on a consistent basis throughout the periods involved (except as otherwise stated therein), except, in the case of the interim financial statements, for the absence of complete footnote disclosure and customary year-end adjustments; the supporting schedules, if any, included in the Registration Statement present fairly in all material respects in accordance with U.S. GAAP the information required to be stated therein; and the summary and selected financial information in the Registration Statement and the Prospectus presents fairly in all material respects, on the basis stated in the Registration Statement and the Prospectus, the information included therein; and

           (xix) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company, CIT Group (Nevada) and their respective subsidiaries and Tyco International, and KPMG LLP, who have certified certain financial statements of CIT Group (Nevada) and its subsidiaries are each independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

        (c) The Selling Stockholder represents and warrants to, and agrees with, each of the Underwriters, the Independent Underwriter and the Company that:

           (i) The Selling Stockholder has all requisite corporate power and authority to execute, deliver and perform this Agreement;

           (ii) This Agreement has been duly authorized, executed and delivered by the Selling Stockholder;

           (iii) All Governmental Authorizations of all Governmental Agencies necessary for the execution and delivery by the Selling Stockholder of this Agreement and for the sale and delivery of the Shares to be sold by the Selling Stockholder hereunder have been obtained, except such consents, approvals, authorizations, registrations or qualifications as may be required by the New York Stock Exchange, by the NASD or by state or foreign securities or Blue Sky laws; and, upon completion of the Restructuring, the Selling Stockholder will have full right, power and authority to sell, assign, transfer and deliver the Shares to be sold by the Selling Stockholder hereunder;

           (iv) The sale of the Shares to be sold by the Selling Stockholder hereunder, the compliance by the Selling Stockholder with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound, or to which any of the property or assets of the Selling Stockholder is subject, except for such conflicts, breaches, defaults or violations that would not result in a material adverse change or any development involving a prospective material adverse change, in the financial position, shareholders' equity or results of operations of the Selling Stockholder and its subsidiaries taken as a whole (a "SELLING STOCKHOLDER MATERIAL ADVERSE EFFECT"), nor will such action result in (y) any violation of the provisions of the Bye-laws or Memorandum of Association of the Selling Stockholder or
       (z) any violation of any statute or any order, rule or regulation of any Governmental Agency having jurisdiction over the Selling Stockholder or the property of the Selling Stockholder, except for such violations as would not result in a Selling Stockholder Material Adverse Effect;

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           (v)  Immediately prior to the First Time of Delivery the Selling
       Stockholder will have, good and valid title to the Shares to be sold by the Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

           (vi) Certificates representing the Shares to be sold by the Selling Stockholder have been, or will be at the First Time of Delivery, duly and properly endorsed in blank for transfer, accompanied by all documents, including stock powers, duly and properly executed that are necessary to validate the transfer of title thereto, to the Underwriters, free of any legend, restriction on transferability, proxy, lien or claim, whatsoever;

           (vii) The Selling Stockholder has not distributed and will not distribute any prospectus or other offering materials in connection with the offering and sale of the Shares other than any materials permitted by the Act to be distributed;

           (viii) The Selling Stockholder does not have any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Shares that are to be sold by the Company to the Underwriters pursuant to this Agreement;

           (ix) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to any Bermuda taxing authority in connection with the sale and delivery by the Selling Stockholder of the Shares to or for the respective accounts of the Underwriters or the execution and delivery of this Agreement;

           (x) The Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

           (xi) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with the Selling Stockholder Information, such Preliminary Prospectus and the Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and

           (xii) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, the Selling Stockholder will deliver to you prior to or at the First Time of Delivery a properly completed and executed United States Treasury Department Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

        (d) TCH represents and warrants to, and agrees with, each of the Underwriters, the Independent Underwriters and the Selling Stockholder that:

           (i) TCH has all requisite corporate power and authority to execute, deliver and perform this Agreement and to effect the Restructuring;

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           (ii)  The Restructuring has been duly authorized, and this Agreement has been duly authorized, executed and delivered, by TCH;

           (iii) All Governmental Authorizations of all Governmental Agencies necessary for the Restructuring and the execution and delivery by TCH of this Agreement have been obtained;

           (iv) The compliance by TCH with all of the provisions of this Agreement and the consummation of the Restructuring and the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which TCH is a party or by which TCH is bound, or to which any of the property or assets of TCH is subject, except for such conflicts, breaches, defaults or violations that would not result in a material adverse change or any development involving a prospective material adverse change, in the financial position, shareholders' equity or results of operations of TCH and its subsidiaries taken as a whole (a "TCH MATERIAL ADVERSE EFFECT"), nor will such action result in (y) any violation of the provisions of the By-laws or Articles of Incorporation of TCH or (z) any violation of any statute or any order, rule or regulation of any Governmental Agency having jurisdiction over TCH or the property of TCH, except for such violations as would not result in a TCH Material Adverse Effect; and

           (v) TCH has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

        (e) Tyco International represents and warrants to, and agrees with, each of the Underwriters, the Independent Underwriter, the Company and CIT Group (Nevada) that:

           (i) All Governmental Authorizations of all Governmental Agencies necessary for the execution, delivery and performance by Tyco International of this Agreement have been obtained, except such consents, approvals, authorizations, registrations or qualifications as may be required by the New York Stock Exchange, by the NASD or by state or foreign securities or Blue Sky laws; and Tyco International has all requisite corporate power and authority to execute, deliver and perform this Agreement;

           (ii) This Agreement has been duly authorized, executed and delivered by Tyco International;

           (iii) The compliance by each of Tyco International, the Selling Stockholder, TCH, the Company and CIT Group (Nevada) with all of the provisions of this Agreement, the sale of the Shares to be sold by the Selling Stockholder hereunder, the issue and sale of the Shares to be sold by the Company hereunder and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Tyco International or any of its subsidiaries is a party or by which Tyco International or any of its subsidiaries is legally bound, or to which any of the property or assets of Tyco International or any of its subsidiaries is subject except for such conflicts, breaches, defaults or violations as would not result in a material adverse change or any development involving a prospective material adverse change, in the financial position, shareholders' equity or results of operations of Tyco International and its subsidiaries taken as a whole (a "TYCO MATERIAL ADVERSE EFFECT"), nor will such action result in (y) any violation of the provisions of the Bye-laws or Memorandum of Association of Tyco International or (z) any violation of any statute or any order, rule or regulation of any Governmental Agency having jurisdiction over Tyco International or the property of Tyco

       International except for such violations that would not result in a Tyco Material Adverse Effect;

           (iv) Neither Tyco International nor any of its subsidiaries has taken and none of them will take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; and

           (v) Tyco International has no reason to believe that the representations and warranties of the Company, CIT Group (Nevada), TCH and the Selling Stockholder contained in this Section 1 are not true and correct, is familiar with the Registration Statement and has no knowledge of any material fact, condition or information not disclosed in the Prospectus or any supplement thereto which has resulted in a CIT Material Adverse Effect or may reasonably be expected to result in a CIT Material Adverse Effect.

    2. (a) Subject to the terms and conditions herein set forth, the Selling Stockholder agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Stockholder, at a purchase price per share of $[ ], the respective number of Firm Shares set forth opposite its name in Schedule I.

    (b) Subject to the terms and conditions herein set forth, the Company hereby grants to the Underwriters the right to purchase at their election up to 20,000,000 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares may be exercised only by written notice from the Representatives to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery or, unless the Representatives and the Company otherwise agree in writing, earlier than two or later than ten New York Business Days (as defined below) after the date of such notice. If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 10 hereof) bears to the aggregate number of Firm Shares being purchased from the Selling Stockholder by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make.

    3. Upon the authorization by the Representatives of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

    4. (a) The Company hereby confirms its engagement of the services of the Independent Underwriter as, and the Independent Underwriter hereby confirms its agreement with the Company to render services as, a "qualified independent underwriter" within the meaning of paragraph (b)(15) of Rule 2720 with respect to the offering and sale of the Shares.

    (b) The Independent Underwriter hereby represents and warrants to, and agrees with, the Company, the Selling Stockholder and the Underwriters that with respect to the offering and sale of the Shares as described in the Prospectus:

        (i) The Independent Underwriter constitutes a "qualified independent underwriter" within the meaning of paragraph (b)(15) of Rule 2720;

        (ii) The Independent Underwriter has participated in the preparation of the Registration Statement and the Prospectus and has exercised the usual standards of "due diligence" in respect thereto;

        (iii) The Independent Underwriter has undertaken the legal responsibilities and liabilities of an underwriter under the Act, specifically including those inherent in Section 11 thereof;

        (iv) Based upon (A) a review of the Company, including an examination of the Registration Statement, information regarding the earnings, assets, capital structure and growth rate of the Company and other pertinent financial and statistical data, (B) inquiries of and conferences with the management of the Company and its counsel and independent public accountants regarding the business and operations of the Company, (C) consideration of the prospects for the industry in which the Company competes, estimates of the business potential of the Company, assessments of its management, the general condition of the securities markets, market prices of the capital stock and debt securities of, and financial and operating data concerning, companies believed by the Independent Underwriter to be comparable to the Company and the demand for securities of comparable companies similar to the Shares, and (D) such other studies, analyses and investigations as the Independent Underwriter has deemed appropriate, and assuming that the offering and sale of the Shares is made as contemplated herein and in the Prospectus, the Independent Underwriter recommends, as of the date of the execution and delivery of this Agreement, that the initial public offering price for each share be not more than $[ ];

        (v) Subject to the provisions of Section 8 hereof, the Independent Underwriter will furnish to the Underwriters, the Company and the Selling Stockholder at the Time of Delivery a letter, dated the Time of Delivery, in form and substance satisfactory to the Underwriters, to the effect of clauses (i) through (iv) above.

    (c) The Independent Underwriter hereby agrees with the Company, the Selling Stockholder and the Underwriters that, as part of its services hereunder, in the event of any amendment or supplement to the Prospectus, the Independent Underwriter will render services as a "qualified independent underwriter" within the meaning of paragraph (b)(15) of Rule 2720 with respect to the offering and sale of the Shares as described in the Prospectus as so amended or supplemented that are substantially the same as those services being rendered with respect to the offering and sale of the Shares as described in the Prospectus (including those described in subsection (b) above).

    (d) Each of the Company, CIT Group (Nevada), Tyco International, TCH, the Selling Stockholder, the Underwriters and the Independent Underwriter agrees to comply in all material respects with all of the requirements of Rule 2720 applicable to them in connection with the offering and sale of the Shares. Each of the Company, CIT Group (Nevada), Tyco International, TCH and the Selling Stockholder agrees to cooperate with the Underwriters and the Independent Underwriter to enable the Underwriters to comply with Rule 2720 and the Independent Underwriter to perform the services contemplated by this Agreement.

    (e) As compensation for the services of the Independent Underwriter hereunder, the Selling Stockholder agrees to pay the Independent Underwriter $10,000 at the First Time of Delivery. In addition, the Selling Stockholder agrees promptly to reimburse the Independent Underwriter for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with this Agreement and the services to be rendered hereunder.

    5. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours' prior notice to the Company and the Selling Stockholder prior to the Time of Delivery (as defined below) shall be delivered by or on behalf of the Company and the Selling Stockholder to the Representatives, through the facilities of The Depository Trust Company ("DTC"), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company and the Selling Stockholder, as their interest may appear, to the Representatives at least forty-eight hours in advance. The Company and the Selling Stockholder will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the "DESIGNATED OFFICE"). It is understood and agreed by the parties hereto that no delivery or transfer of Shares to be purchased and sold hereunder at a Time of Delivery (as defined below) shall be effective until and unless payment therefor has been made pursuant hereto and each of DTC and the Company and the Selling Stockholder shall have furnished or caused to be furnished to the Representatives, on behalf of the Underwriters at such Time of Delivery certificates and other evidence reasonably satisfactory to the Representatives of the execution in favor of the Underwriters of the book-entry transfer of Shares to the respective custodians for DTC.

    (b) The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on [ ], 2002 or such other time and date as the Representatives, the Company and the Selling Stockholder may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters' election to purchase such Optional Shares, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "FIRST TIME OF DELIVERY", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "SECOND TIME OF DELIVERY", and each such time and date for delivery is herein called a "TIME OF DELIVERY".

    (c) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(p) hereof, will be delivered at the offices of Milbank, Tweed, Hadley & McCloy LLP, One Chase Manhattan Plaza, New York, New York 10005 (the "CLOSING LOCATION"), and the Shares will be delivered at the Designated Office, all at each Time of Delivery. A meeting will be held at the Closing Location at 4:00 p.m., New York City time, on the New York Business Day next preceding each Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

    6. (a) The Company agrees with each of the Underwriters and with the Independent Underwriter:

        (i) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus prior to the last Time of Delivery which shall be disapproved by the Representatives promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you copies thereof; to advise the Representatives and the Independent Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

        (ii) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions within the United States as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, PROVIDED that in connection therewith the Company shall not be required to qualify as a foreign corporation or as a dealer of securities in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject;

        (iii) As soon as practicable, but in no event later than 2:00 P.M., New York City time, on the second New York Business Day succeeding the date of this Agreement and from time to time, to furnish the Underwriters and the Independent Underwriter with copies of the Prospectus in New York City in such quantities as you and the Independent Underwriter may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify you and the Independent Underwriter and upon the request of the Representatives to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as such Underwriter may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon such Underwriter's request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as such Underwriter may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

        (iv) To furnish any and all information relating to the Company (including its ultimate parent and its parent's subsidiaries, which information, to the extent it relates to persons other than the Company, CIT Group (Nevada) and their respective subsidiaries, Tyco International hereby agrees to furnish to the Company), which the Company, the Representatives or their respective counsel reasonably deems necessary or desirable in connection with the preparation and filing of all amendments, post-effective amendments and supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus in the form first used to confirm sales of Shares or any other filing with any regulatory body or agency (including the NASD), as well as any and all information which the Commission, the NASD or any state securities regulatory authority may request.

        (v) To make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

        (vi) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Stock, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than (x) pursuant to any employee benefit plan or stock option plan described in the Prospectus, or
    (y) Stock issued as consideration in acquisitions, provided that the aggregate amount of Stock issued in such acquisitions does not exceed 10% of the Company's Stock outstanding immediately after the closing of this offering and provided further that any recipient of 10% or more of the shares issued as consideration in any single acquisition of a business or entity that is not publicly held shall agree in writing to be bound by the lock-up agreement for the remainder of the 180-day period).

        (vii) To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a consolidated balance sheet and consolidated statements of income, shareholders' equity and cash flows of the Company and its subsidiaries certified by independent public accountants and prepared in conformity with U.S. GAAP) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail prepared in accordance with U.S. GAAP (except for the absence of complete footnote disclosure and customary year-end adjustments);

        (viii) During a period of three years from the effective date of the Registration Statement, to furnish to the Representatives copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to the Representatives (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which any class of securities of the Company is listed and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission);

        (ix) To use the net proceeds received by it from any sale of the Optional Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

        (x) Not to (and to cause its subsidiaries not to) take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or facilitate the sale or resale or the Shares;

        (xi) To use its best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange;

        (xii) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

        (xiii) If the Company elects to rely upon Rule 462(b), to file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act; and

        (xiv) To assume all assets, rights, liabilities and obligations of CIT Group (Nevada) and TCH, as of the time of each of the mergers contemplated by, and pursuant to, the Restructuring, including without limitation, the rights and obligations contained herein.

    (b) Each of CIT Group (Nevada), Tyco International, TCH and the Selling Stockholder agrees with each of the Underwriters and with the Independent
Underwriter:

        (i) Not to (and to cause its affiliates (as such term is defined in Rule 1.02(b) of Regulation S-X) not to) take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale or the Shares;

        (ii) To immediately notify the Representatives if any event occurs, relating to Tyco International or the Selling Stockholder (and prior to the First Time of Delivery, CIT Group (Nevada) or TCH), as the case may be, or of any change in information relating to Tyco International or the Selling Stockholder (and prior to the First Time of Delivery, CIT Group (Nevada) or
    TCH), which makes it necessary to supplement or amend the Registration Statement or the Prospectus such that the Registration Statement and the Prospectus does not or will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

        (iii) To furnish any and all information relating to Tyco International or the Selling Stockholder (and prior to the First Time of Delivery, CIT Group (Nevada) or TCH), as the case may be, which CIT Group (Nevada), Tyco International, TCH or the Selling Stockholder, as the case may be, the Representatives or their respective counsel reasonably deems necessary or desirable in connection with the preparation and filing of all amendments, post-effective amendments and supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus in the form first used to confirm sales of Stock or any other filing with any regulatory body or agency (including the NASD), as well as any and all information which the Commission, the NASD or any state securities regulatory authority may request; and

        (iv) The Firm Shares to be sold by the Selling Stockholder are subject to the interest of the several Underwriters, and the obligations of the Selling Stockholder hereunder are irrevocable and shall not be terminated, except as provided in this Agreement, by any act of the Selling Stockholder, by operation of law, whether by the liquidation, dissolution or merger of the Selling Stockholder, or by the occurrence of any other event. If the Selling Stockholder should liquidate, dissolve, be a party to a merger or if any other such event should occur before the delivery of the Firm Shares hereunder, certificates for the Firm Shares will be delivered in accordance with the terms and conditions of this Agreement as if such liquidation, dissolution, merger or other event had not occurred.

    7. Each of the Company, CIT Group (Nevada), Tyco International, TCH and the Selling Stockholder covenants and agrees with the several Underwriters and the Independent Underwriter that the Selling Stockholder, Tyco International and the Company will pay or cause to be paid (i) the fees, disbursements and expenses of the Company's, CIT Group (Nevada)'s, the Selling Stockholder's, TCH's and Tyco International's respective counsel (including local and special counsel) and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters, the Independent Underwriter and dealers (including postage, air freight charges and charges for counting and packaging except as provided in Section 6(a)(iii) hereof); (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including compilations thereof requested by the Company, the

Selling Stockholder or Tyco International) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all reasonable expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in
Section 6(a)(ii) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all reasonable fees and expenses in connection with listing the Shares on the New York Stock Exchange; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares;
(vi) to Imagination (GIC) Ltd. ("IGL") for the reimbursement of transportation and other expenses incurred by IGL on behalf of Company officers and employees in connection with presentations to prospective purchasers of the Shares, and the Company's pro rata share of IGL's overhead costs incurred in connection with such presentations; (vii) the fees and expenses of the Authorized Agent (as defined in Section 16 hereof); (viii) the cost of preparing stock certificates;
(ix) the cost and charges of any transfer agent or registrar; and (x) all other costs and expenses incident to the performance of their obligations hereunder which are not otherwise specifically provided for in this Section 7. In connection with clause (viii) of the preceding sentence, the Representatives agree to pay New York State stock transfer tax, and the Selling Shareholder agrees to reimburse the Representatives for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that, except as provided in this Section and Sections 10 and 13 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make. The Selling Stockholder, Tyco International and the Company hereby acknowledge that, as among themselves, the foregoing expenses will be allocated between Tyco International and the Company as they agree.

    8. The respective obligations of the Underwriters and the Independent Underwriter hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company, CIT Group (Nevada), Tyco International, TCH and the Selling Stockholder herein are, at and as of such Time of Delivery, true and correct, the condition that the Company, CIT Group (Nevada), Tyco International, TCH and the Selling Stockholder shall have performed all of their obligations hereunder theretofore to be performed, the condition (in the case of the Underwriters) that the Independent Underwriter shall have furnished to the Underwriters the letter referred to in clause (v) of
Section 4(b) hereof and the following additional conditions:

    (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 6(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives' reasonable satisfaction;

    (b) Milbank, Tweed, Hadley & McCloy LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

    (c) Robert J. Ingato, Executive Vice President and General Counsel for the Company, shall have furnished to you his written opinion, dated such Time of Delivery, in form and substance reasonably satisfactory to the Representatives, substantially to the effect set forth in Exhibit A hereto;

    (d) Wilmer, Cutler & Pickering, counsel for the Company, the Selling Stockholder and Tyco International, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance reasonably satisfactory to the Representatives, substantially to the effect set forth in Exhibit B hereto;

    (e) Appleby Spurling & Kempe, Bermuda counsel for the Selling Stockholder and Tyco International, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance reasonably satisfactory to the Representatives, substantially to the effect set forth in Exhibit C hereto;

    (f) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement, PricewaterhouseCoopers LLP and KPMG LLP shall have furnished to you a letter, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters and the Independent Underwriter, addressed to the Underwriters and the Independent Underwriter and dated the date hereof
(i) confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

    (g) With respect to the letter of PricewaterhouseCoopers LLP referred to in the preceding paragraph and delivered to the Underwriters and the Independent Underwriter concurrently with the execution of this Agreement (the "INITIAL LETTER"), the Underwriters and the Independent Underwriter shall have received a letter (the "BRING-DOWN LETTER") of such accountants, addressed to the Underwriters and the Independent Underwriter and dated the date of the Time of Delivery (i) confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three New York Business Days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter, and
(iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

    (h) (i) Neither the Company, CIT Group (Nevada) nor any of their respective subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and
(ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company, CIT Group (Nevada) or any of their respective subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company, CIT Group (Nevada) and their respective subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

    (i) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded debt securities of the Company or CIT Group (Nevada) by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the debt securities of the either the Company or CIT Group (Nevada) (except in the case of this clause (ii), to the extent consistent with previous public announcements by such organization);

    (j) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in securities of the Company on the New York Stock Exchange; (iii) a change or development involving a prospective change in Bermuda taxation affecting the Selling Stockholder, the Shares or the transfer thereof or the imposition of exchange controls by the United States or Bermuda;
(iv) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States;
(v) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, or (vi) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (v) or (vi) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

    (k) The Shares to be sold by the Company and the Selling Stockholder at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the New York Stock Exchange;

    (l) The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each of the individuals listed on
Schedule II hereto in the form set forth in Annex A hereto;

    (m)  The Company shall have complied with the provisions of
Section 6(a)(iii) hereof with respect to the furnishing of prospectuses on the New York Business Day following the execution of this Agreement;

    (n)  The Restructuring shall have been completed; and

    (o) Each of the Company, Tyco International and the Selling Stockholder shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company, Tyco International and the Selling Stockholder, respectively, reasonably satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company, Tyco International and the Selling Stockholder, respectively, herein at and as of such Time of Delivery, as to the performance by the Company, Tyco International and the Selling Stockholder of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a), (i),
(j) (but only as to securities issued by the Company) and (l) of this
Section 8, and as to such other matters as you may reasonably request.

    9. The Independent Underwriter hereby consents to the references to it as set forth under the caption "Underwriting" in the Prospectus and in any amendment or supplement thereto made in accordance with Section 6(a) hereof.

    10. (a) Each of the Company, CIT Group (Nevada), Tyco International and the Selling Stockholder, jointly and severally, will indemnify and hold harmless each Underwriter and the Independent Underwriter against any losses, claims, damages, liabilities or action, joint or several, to which such Underwriter or the Independent Underwriter, as the case may be, may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) (the "MARKETING MATERIALS"), (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or
(ii) above, and will reimburse each Underwriter or the Independent Underwriter, as the case may be, for any legal or other expenses reasonably incurred by such Underwriter or the Independent Underwriter, as the case may be, in connection with investigating or defending any such action or claim as such expenses are incurred; PROVIDED, HOWEVER, that the Company, CIT Group (Nevada), Tyco International and the Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with the Underwriters Information or constitutes a reference to the Independent Underwriter consented to by it pursuant to Section 9 hereof. The Company, CIT Group (Nevada), Tyco International and the Selling Stockholder hereby acknowledge that, as among themselves, any indemnification liability under this Section 10(a) is to be borne by them as provided in the Separation Agreement between Tyco International and the Company dated June [ ], 2002.

    (b) Each Underwriter will indemnify and hold harmless the Company, CIT Group (Nevada), Tyco International, the Selling Stockholder and the Independent Underwriter, as the case may be, against any losses, claims, damages or liabilities to which the Company, CIT Group (Nevada), Tyco International, the Selling Stockholder and the Independent Underwriter, as the case may be, may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with the Underwriters Information; and will reimburse the Company, CIT Group (Nevada), Tyco International, the Selling Stockholder and the Independent Underwriter, as the case may be, for any legal or other expenses reasonably incurred by the Company, CIT Group (Nevada), Tyco International, the Selling Stockholder and the Independent Underwriter, as the case may be, in connection with investigating or defending any such action or claim as such expenses are incurred.

    (c) The Independent Underwriter will indemnify and hold harmless the Company, CIT Group (Nevada), Tyco International, the Selling Stockholder and each Underwriter against any losses, claims, damages or liabilities to which the Company, CIT Group (Nevada), Tyco International, the Selling Stockholder or such Underwriter, as the case may be, may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Independent Underwriter expressly for use therein or constitutes a reference to the Independent Underwriter consented to by it pursuant to Section 9 hereof; and will reimburse the Company, CIT Group (Nevada), Tyco International, the Selling Stockholder or each Underwriter, as the case may be, for any legal or other expenses reasonably incurred by the Company, CIT Group (Nevada), Tyco International, the Selling Stockholder or each Underwriter, as the case may be, in connection with investigating or defending any such action or claim as such expenses are incurred.

    (d)  Promptly after receipt by an indemnified party under subsection (a),
(b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party hereunder to the extent it is not materially prejudiced as a result thereof and, in any event, shall not relieve it from any liability which it may have otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, which in the case of the Underwriters shall be selected jointly by the Representatives, in the case of the Independent Underwriter shall be selected by the Independent Underwriter and in the case of the Company, CIT Group (Nevada), Tyco International and the Selling Stockholder shall be selected by the Company and Tyco International (and which shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. If the indemnifying party does not assume the defense of such action, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to one separate firm of local attorneys in each such jurisdiction) at any time for all such indemnified parties, which firms shall be designated in writing by the Representatives, if the indemnified parties under this Section consist of any Underwriter or any of their respective controlling persons, or by the Company, CIT Group (Nevada), Tyco International and the Selling Stockholder, if the indemnified parties under this Section consist of the Company, CIT Group (Nevada), Tyco International and the Selling Stockholder or any of the Company's, CIT Group (Nevada)'s, Tyco International's or the Selling Stockholder's directors, officers or controlling persons. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

    (e) If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a),
(b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, CIT Group (Nevada), Tyco International or the Selling Stockholder on the one hand and either the Underwriters or the Independent Underwriter on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, CIT Group (Nevada), Tyco International or the Selling Stockholder on the one hand and either the Underwriters or the Independent Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, CIT Group (Nevada), Tyco International or the Selling Stockholder on the one hand and either the Underwriters or the Independent Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company and the Selling Stockholder, the total underwriting discount and commissions payable to the Underwriters as set forth in the table on the cover page of the Prospectus and the fee payable to the Independent Underwriter pursuant to the first sentence of Section 4(e) hereof, respectively, bear to the sum of the total proceeds from the sale of the Shares (before deducting expenses) in the offering and the fee payable to the Independent Underwriter pursuant to the first sentence of Section 4(e) hereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, CIT Group (Nevada), Tyco International or the Selling Stockholder on the one hand or either the Underwriters or the Independent Underwriter on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, CIT Group (Nevada), Tyco International and the Selling Stockholder, and the Independent Underwriter and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters and the Independent Underwriter were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter nor the Independent Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter or the Independent Underwriter, as the case may be, has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

    (f) The obligations of the Company, CIT Group (Nevada), Tyco International and the Selling Stockholder under this Section 10 shall be in addition to any liability which the Company, CIT Group (Nevada), Tyco International and the Selling Stockholder may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter or the

Independent Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 10 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company, CIT Group (Nevada), Tyco International or the Selling Stockholder within the meaning of the Act or the Independent Underwriter within the meaning of the Act; and the obligations of the Independent Underwriter under this Section 10 shall be in addition to any liability which the Independent Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company, CIT Group (Nevada), Tyco International or the Selling Stockholder or any Underwriter within the meaning of the Act.

    11. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, the Representatives may in their discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter, the Representatives do not arrange for the purchase of such Shares, then the Selling Stockholder and the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Shares on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Selling Stockholder and the Company that the Representatives have so arranged for the purchase of such Shares, or the Selling Stockholder and the Company notify the Representatives that they have so arranged for the purchase of such Shares, the Representatives or the Selling Stockholder and the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Selling Stockholder and the Company agree to file promptly any amendments to the Registration Statement or the Prospectus which in the reasonable opinion of the Representatives may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section 11 with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

    (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives, the Selling Stockholder and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, then the Selling Stockholder and the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

    (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives, the Selling Stockholder and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Selling Stockholder and the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, Tyco International or the Selling Stockholder, except for the expenses to be borne by the Company and Tyco International and the Underwriters as provided in Sections 7 and 13 hereof and the indemnity and contribution agreements in Section 10 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

    12. The respective indemnities, agreements, representations, warranties and other statements of the Company, CIT Group (Nevada), Tyco International, TCH and the Selling Stockholder, and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter, the Independent Underwriter or any controlling person of any Underwriter, the Independent Underwriter, the Company, CIT Group (Nevada), Tyco International, TCH or the Selling Stockholder, or any officer or director or controlling person of the Company, CIT Group (Nevada), Tyco International, TCH or the Selling Stockholder, and shall survive delivery of and payment for the Shares.

    13. If this Agreement shall be terminated pursuant to Section 11 hereof, none of the Company, Tyco International or the Selling Stockholder shall then be under any liability to any Underwriter or the Independent Underwriter except as provided in the second sentence in Section 4(e) hereof and Sections 7 and 10 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company or the Selling Stockholder as provided herein, the Company and Tyco International will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including reasonable fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company, Tyco International and the Selling Stockholder shall then be under no further liability to any Underwriter or the Independent Underwriter in respect of the Shares not so delivered except as provided in the second sentence of
Section 4(e) hereof and Sections 7 and 10 hereof.

    14. In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives jointly or by Goldman, Sachs & Co. or Lehman Brothers Inc. on behalf of you as the Representatives.

    All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., One Liberty Plaza, Seventh Floor, New York, New York 10006,
Attention: Registration Department and Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration Department, Fax
(212) 526-0943, with a copy to: Lehman Brothers Inc. 399 Park Avenue, New York, New York 10022, Attention: General Counsel; if to the Independent Underwriter shall be delivered or sent by mail, letter or facsimile transmission to the name and address of the Independent Underwriter; if to the Company, CIT Group (Nevada) and TCH shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; and if to Tyco International and the Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to The Zurich Centre, Second Floor, Suite 201, 90 Pitts Bay Road, Pembroke HM08, Bermuda, Attention: General Counsel, Fax 441-295-9645; PROVIDED, HOWEVER, that any notice to an Underwriter pursuant to Section 10(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

    15. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Independent Underwriter, the Company, CIT Group (Nevada), Tyco International, TCH and the

Selling Stockholder, and, to the extent provided in Sections 10 and 12 hereof, the officers and directors of the Underwriters, the Independent Underwriter, the Company, CIT Group (Nevada), Tyco International, TCH and the Selling Stockholder and each person who controls an Underwriter, the Independent Underwriter, the Company, CIT Group (Nevada), Tyco International, TCH or the Selling Stockholder, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

    16. Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding against the Company, CIT Group (Nevada), Tyco International, TCH or the Selling Stockholder brought by any Underwriter or the Independent Underwriter or by any person who controls any Underwriter or the Independent Underwriter arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York court,
(ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and
(iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Each of Tyco International and the Selling Stockholder irrevocably waives any immunity to jurisdiction to which it may otherwise be entitled or become entitled (including sovereign immunity, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Agreement or the transactions contemplated hereby which is instituted in any New York court or in any competent court in Bermuda. Each of Tyco International and the Selling Stockholder has appointed CT Corporation, New York, New York, each as its respective authorized agent (the "AUTHORIZED AGENT") upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York court by any Underwriter or by any person who controls any Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. Each of Tyco International and the Selling Stockholder represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to Tyco International or the Selling Stockholder, as the case may be, shall be deemed, in every respect, effective service of process upon Tyco International or the Selling Stockholder, as the case may be.

    17. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the "judgment currency") other than United States dollars, each of Tyco International and the Selling Stockholder will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of each of Tyco International and the Selling Stockholder and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

    18. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

    19. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

    20. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

    If the foregoing is in accordance with your understanding, please sign and return to us one each for the Company, CIT Group (Nevada), Tyco International, TCH and the Selling Stockholder and for each of the Representatives plus one for each counsel, of any counterparts hereof, and upon the acceptance hereof by the Representatives and the Independent Underwriter, on behalf of each of the Underwriters and the Independent Underwriter, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Independent Underwriter, the Company, CIT Group (Nevada), Tyco International, TCH and the Selling Stockholder. It is understood that the Representatives' acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company, CIT Group (Nevada), Tyco International, TCH and the Selling Stockholder for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                                                       Very truly yours,

                                                       CIT Group Inc. (Del)

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            Title:

                                                       CIT Group Inc.

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            Title:

                                                       Tyco International Ltd.

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            Title:

                                                       Tyco Capital Ltd.

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            Title:

                                                       Tyco Capital Holding, Inc.

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            Title:

Accepted as of the date hereof at New York, New York

Goldman, Sachs & Co.

By:
      ---------------------------------------
      Name:
      Title:

Lehman Brothers Inc.

By:
      ---------------------------------------
      Name:
      Title:

Goldman, Sachs & Co., as Independent Underwriter

By:
      ---------------------------------------
      Name:
      Title:

                                   SCHEDULE I

                                                                                   OPTIONAL
                                                                                 SHARES TO BE
                                                                                 PURCHASED IF
                                                                FIRM SHARES     MAXIMUM OPTION
UNDERWRITER                                                   TO BE PURCHASED     EXERCISED
-----------                                                   ---------------   --------------
Goldman, Sachs & Co.........................................
Lehman Brothers Inc.........................................
J.P. Morgan Securities Inc..................................
Banc of America Securities LLC..............................
Credit Suisse First Boston Corporation......................
Salomon Smith Barney Inc....................................
Merrill Lynch, Pierce, Fenner & Smith
  Incorporated..............................................
Bear, Stearns & Co. Inc.....................................
CIBC World Markets Corp.....................................
Deutsche Bank Securities Inc................................
Wachovia Securities, Inc....................................
UBS Warburg LLC.............................................
                                                                -----------       ----------
    Total...................................................    200,000,000       20,000,000
                                                                ===========       ==========